THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

April 24, 2008

Paradigm Funds

Nine Elk Street

Albany, NY  12207-1002

Re: Paradigm Funds, File Nos. 333-100507 and 811-21233

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 10 to the Paradigm Funds Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 11 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP